Exhibit 11.1

Pybus & Company, P.A.

Certified Public Accountants

American Institute Of Certified Public Accountants	824 US Highway One, Suite 110
Florida Institute Of Certified Public Accountants	North Palm Beach, Florida 33408
Phone (561) 282-1870
Fax (561) 282-1871
www.pybuscpa.com

August 15, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the offering statement on Form 1-A of our report dated June 14, 2016 and the audited financial statements for BioSculpture Technology, Inc. for the fiscal years ended December 31, 2014 and 2015 and for the period ended March 31, 2016.

/s/ Pybus & Company, P.A.

Pybus & Company, P.A.

North Palm Beach, FL